EXHIBIT 5

[MAYNARD, COOPER & GALE, P.C. LETTERHEAD]

October 27, 2003

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Ladies and Gentlemen:

We are counsel to United Security Bancshares, Inc., a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “Corporation”), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the “Act”) of (1) 100,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Corporation, to be issued in accordance with the terms of the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”), and (2) an indeterminate number of interests (the “Interests”) in the Plan. We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In our opinion, when the Registration Statement on Form S-8 relating to the Shares and the Interests (the “Registration Statement”) has become effective under the Act, and the Shares and the Interests have been duly issued as contemplated by the Registration Statement and the Plan, (a) the Shares will be validly issued, fully paid and nonassessable and (b) the Interests, when contributions and earnings thereon are credited to the accounts of eligible employees in accordance with the provisions of the Plan, will be validly issued.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any amendments thereto.

Very truly yours,

MAYNARD, COOPER & GALE, P.C.

By:	/s/ Christopher B. Harmon

Christopher B. Harmon